Exhibit 99.1

news release

Contacts:

Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Randall Bolten, SVP & CFO	Erica Mannion
408-570-1000	408-570-1319
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

For Immediate Release

Phoenix Technologies Ltd. Reports Fiscal Third Quarter

Financial Results

MILPITAS, CA: July 22, 2004 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the company driving the global core system software standard in PC systems and connected digital devices for 25 years, today reported its third quarter financial results.

For the fiscal quarter ended June 30, 2004, the Company announced revenue of $23.1 million, operating income of $1.6 million, and net income of $912,000, or $0.04 per share. These figures compare to revenue of $20.7 million, operating income of $600,000, and a net loss of $600,000, or ($0.02) per share in the quarter ended March 31, 2004. Revenue from new businesses, including applications and non-PC devices, accounted for approximately 24% of total revenues.

“We were pleased to return to profitability this quarter as we achieved sequential total revenue growth as well as growth in our core business,” said Albert E. Sisto, Chairman, President and CEO. “Our focus on execution and expanding our customer base through x86 architecture is gaining traction and positive results.”

The Company’s cash and short–term investments, as of June 30, 2004, were $62.7 million, up $6.9 million, sequentially from March 31, 2004. The Company’s deferred revenue balance was $14.2 million at June 30, 2004, compared to $18.8 million on March 31, 2004. Both of these changes reflect contractual commitments made by customers in prior quarters under volume purchase agreements, which were paid in the June quarter and for which revenue recognition will occur over several quarters. The Company reported operating expenses of $17.8 million, compared to $16.0 million in the quarter ended March 31, 2004.

The Company will conduct its regularly scheduled third quarter earnings conference call on Thursday, July 22, 2004, at 1:30 p.m. PDT. Investors are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available approximately 30 minutes after the conclusion of the call. The replay will remain available for 15 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until July 27 at 8:59 p.m. PDT and can be accessed by dialing 800-642-1687 and entering conference number 8529908.

About Phoenix

Phoenix Technologies develops a complete product suite of Core System Software, tools and applications to deliver trusted, seamless computing to digital devices for an Internet-connected world. Phoenix Technologies helped launch the PC industry nearly 25 years ago. Today we are extending our leadership and knowledge at the core of machines, beyond the PC to a wide range of platforms and devices.

Phoenix Core System Software has set the standard for the world’s leading branded PC OEMs and their global network of supply chain and software partners. Today, Phoenix solutions enable, secure, connect, and recover the world’s best-known systems. These solutions are built into the device core, where they are protected from viruses, user errors, hackers, and corruption. Phoenix is headquartered in Milpitas, Calif. (Silicon Valley), with offices in global business and technology centers. For more information, visit www.phoenix.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed January 7, 2004 and Form 10-Q filed on May 14, 2004.

Phoenix and Phoenix Technologies are registered trademarks of Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2004	September 30, 2003
Assets
Current assets:
Cash and short-term investments	$62,721	$47,246
Accounts receivable, net	20,596	22,761
Other current assets	6,180	7,773

Total current assets	89,497	77,780

Property and equipment, net	4,826	7,131
Computer software costs, net	8,760	11,275
Goodwill, net	13,433	12,933
Intangible assets, net	455	507
Other assets	5,182	6,837

Total assets	$122,153	$116,463

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,479	$1,392
Accrued compensation and related liabilities	5,018	7,669
Deferred revenue	14,196	3,296
Income taxes payable	3,350	4,185
Other accrued liabilities	4,126	6,066

Total current liabilities	28,169	22,608

Long-term obligations	3,403	2,464

Total liabilities	31,572	25,072

Stockholders’ equity:
Preferred stock	—	—
Common stock	32	31
Additional paid-in capital	180,420	179,055
Retained earnings	2,211	4,344
Accumulated other comprehensive loss	(1,639)	(1,596)
Less: Cost of treasury stock	(90,443)	(90,443)

Total stockholders’ equity	90,581	91,391

Total liabilities and stockholders’ equity	$122,153	$116,463

PHOENIX TECHNOLOGIES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2004	2003	2004	2003
Revenues	$23,100	$20,535	$62,272	$64,146
Cost of revenues	3,718	4,451	11,475	13,172

Gross Margin	19,382	16,084	50,797	50,974

Operating expenses:
Research and development	5,918	6,682	17,209	20,884
Sales and marketing	8,285	8,411	23,817	25,377
General and administrative	3,326	4,069	9,384	10,835
Amortization of acquired intangible assets	17	18	51	53
Stock-based compensation	72	61	177	192
Restructuring and related charges	199	—	139	6,014

Total operating expenses	17,817	19,241	50,777	63,355

Income (loss) from operations	1,565	(3,157)	20	(12,381)

Interest and other income, net	239	232	(128)	454

Income (loss) before income taxes	1,804	(2,925)	(108)	(11,927)

Income tax expense (benefit)	892	14,298	2,025	11,147

Net income (loss)	$912	$(17,223)	$(2,133)	$(23,074)

Loss per share:
Basic	$0.04	$(0.71)	$(0.09)	$(0.94)
Diluted	$0.04	$(0.71)	$(0.09)	$(0.94)
Shares used in loss per share calculation:
Basic	24,471	24,233	24,413	24,538
Diluted	24,814	24,233	24,413	24,538

PHOENIX TECHNOLOGIES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine months ended June 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(2,133)	$(23,074)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	5,594	6,015
Stock-based compensation	122	193
Loss from disposal of fixed assets	268	44
Deferred income tax	(5)	12,189

Change in operating assets and liabilities:
Accounts receivable	2,165	(5,511)
Prepaid royalties and maintenance	1,973	1,458
Other assets	412	(1,952)
Accounts payable	87	467
Accrued compensation and related liabilities	(2,651)	(1,291)
Deferred revenue	10,900	317
Income taxes	33	(4,120)
Accrued restructuring charges	(607)	1,912
Other accrued liabilities	(396)	(435)

Net cash provided by (used in) operating activities	15,762	(13,788)

Cash flows from investing activities:
Proceeds from sale of investments	143,122	294,389
Purchases of investments	(143,144)	(268,525)
Proceeds from the sale of fixed assets	38	—
Purchases of property and equipment	(1,028)	(3,024)
Acquisition of Businesses, Net of Cash and Cash Equivalents	(500)	—

Net cash (used in) provided by investing activities	(1,512)	22,840

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	1,246	960
Repurchase of common stock	—	(9,697)

Net cash provided by (used in) financing activities	1,246	(8,737)

Effect of exchange rate changes on cash and cash equivalents	(43)	(108)

Net increase in cash and cash equivalents	15,453	207
Cash and cash equivalents at beginning of period	26,601	25,156

Cash and cash equivalents at end of period	$42,054	$25,363